Exhibit 99.1

FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT: Kenneth D. Najour Chief Financial Officer T: 561-682-8947 E: Kenneth.Najour@AltisourceAMC.com

Altisource Asset Management Corporation Reports Fourth Quarter and Full Year 2013 Results

FREDERIKSTED, United States Virgin Islands, February 20, 2014 (GLOBE NEWSWIRE) - Altisource Asset Management Corporation (“AAMC” or the “Company”) (NYSE MKT: AAMC) announced today financial and operating results for the fourth quarter and full year of 2013. The Company’s net loss for the fourth quarter of 2013 totaled $0.4 million, or $0.17 per share.1 Net loss attributable to common stockholders for the year ended December 31, 2013 totaled $5.3 million or $2.26 per share.2 Adjusted earnings for the fourth quarter of 2013 totaled $4.0 million and for the full year of 2013 totaled $2.5 million.³

Fourth quarter 2013 highlights:

•	Generated positive adjusted earnings for the quarter of $4.0 million.³

•	Earned incentive management fees from Altisource Residential Corporation (“Residential”) of $4.8 million.

•	Facilitated Residential’s acquisition of three portfolios of non-performing residential mortgage loans (“NPLs”) with an aggregate market value of underlying properties of $1.7 billion representing a 170% increase in underlying property value from the end of the third quarter. $530 million of these NPLs closed in December 2013.

Full-year 2013 highlights:

•	Facilitated the acquisition of an aggregate of approximately 13,500 non-performing loans with $2.7 billion in underlying property value.

•	Assisted Residential in raising $659 million in equity capital at accretive prices.

•	Assisted Residential in securing $750 million of portfolio debt financing.

Subsequent event highlights

•	Assisted Residential in raising $468 million in equity capital at accretive prices.

•	Facilitated Residential’s purchase of $890 million of NPLs pursuant to fourth quarter agreements.

Chief Executive Officer Ashish Pandey stated, “2013 was a successful year for AAMC and Residential. Through our sound asset management services, Residential was successful in growing its NPL portfolio, securing additional debt and accretive equity capital and managing the resolution of its loans.”

“We are proud of our implementation of Residential’s differentiated business plan. We believe that, with AAMC’s guidance, Residential successfully delivered on every critical aspect of its business model in 2013. Residential generated positive cash flows and achieved an acquisition discount that we believe translates into significant embedded value in its portfolio. I am pleased with what we have been able to accomplish for Residential and for our shareholders in our first full year of operations,” said Chairman William Erbey.

Webcast and conference call

The Company will host a webcast and conference call on Thursday, February 20, 2014, at 11:30 a.m. Eastern Standard Time to discuss its financial results for the fourth quarter and full year of 2013. The conference call will be webcast live over the internet from the Company’s website at www.altisourceamc.com and can be accessed by clicking on the “Shareholder” section.

[1]	Based on a weighted average of 2.3 million shares outstanding during the fourth quarter.
[2]	Based on a weighted average of 2.3 million shares outstanding during the year.
³	Adjusted earnings are calculated by excluding non-cash stock compensation expense of $4.4 million and $7.8 million, respectively, from the Company’s reported GAAP net losses of $0.4 million and $5.3 million for the fourth quarter and full year of 2013, respectively.

About AAMC

AAMC is an asset management company that provides portfolio management and corporate governance services to institutional investors. Its initial client is Residential, a real estate investment trust that is focused on providing affordable rental homes to families throughout the United States. Additional information is available at www.altisourceamc.com.

Forward-looking statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. AAMC undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: AAMC’s ability to implement its business plan; AAMC’s ability to leverage strategic relationships on an efficient and cost-effective basis; its ability to compete; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity and financing; and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of AAMC’s Registration Statement on Form 10, its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q for the first, second and third quarters of 2013 and other filings with the Securities and Exchange Commission.

Non-GAAP Performance Measures

This news release contains references to “adjusted earnings” which is a non-GAAP performance measure. We believe this non-GAAP performance measure provide additional meaningful information regarding our operating results. This information should be considered in addition to, and not as a substitute for our financial results determined in accordance with U.S. GAAP.

Altisource Asset Management Corporation

Consolidated Statements of Operations

($ in thousands)

	Three months ended December 31, 2013	For the year ended December 31, 2013
Rental revenues and net gain on investments:
Rental revenues	$30	$36
Net unrealized gain on mortgage loans	35,129	61,092
Net realized gain on mortgage loans	6,467	10,482

Total rental revenues and net gain on investments	41,626	71,610
Expenses:
Residential rental property operating expenses	492	767
Real estate depreciation and amortization	21	25
Mortgage loan servicing costs	6,630	10,418
Interest expense	3,405	4,568
General and administrative	7,441	18,449
Related party general and administrative	2,715	3,767

Total expenses	20,704	37,994
Other income	325	687

Net income	21,247	34,303
Net loss (income) attributable to noncontrolling interest in consolidated affiliate	(21,644)	(39,596)

Net loss attributable to common stockholders	$(397)	$(5,293)

Earnings per share of common stock – basic:
Earnings per share basic	$(0.17)	$(2.26)
Weighted average common stock outstanding – basic	2,346,993	2,346,993
Earnings per share of common stock – diluted:
Earnings per share diluted	$(0.17)	$(2.26)
Weighted average common stock outstanding – diluted	2,346,993	2,346,993

Altisource Asset Management Corporation

Consolidated Balance Sheets

($ in thousands)

	December 31, 2013	December 31, 2012
Assets:
Real estate assets:
Land (from consolidated VIE)	$478	$—
Rental residential properties, net (from consolidated VIE)	3,092	—
Real estate owned (from consolidated VIE)	32,332	—

	35,902	—
Real estate assets held for sale (from consolidated VIE)	1,186	—
Mortgage loans (from consolidated VIE)	1,207,163	—
Cash and cash equivalents (including from consolidated VIE $115,988 and $100,005, respectively)	140,000	105,014
Restricted cash (from consolidated VIE)	5,878	—
Accounts receivable (from consolidated VIE)	1,428	—
Related party receivables (including from consolidated VIE $9,260 and $0, respectively)	9,260	361
Deferred leasing and financing costs, net (from consolidated VIE)	2,293	—
Prepaid expenses and other assets (including from consolidated VIE $1,542 and $6, respectively)	1,994	440

Total assets	1,405,104	105,815

Liabilities:
Repurchase agreements (from consolidated VIE)	602,382	—
Accounts payable and accrued liabilities (including from consolidated VIE $4,952 and $46, respectively)	6,872	406
Related party payables (including from consolidated VIE $1,409 and $54, respectively)	2,883	528

Total liabilities	612,137	934
Commitments and contingencies
Equity:
Common stock, $.01 par value, 5,000,000 authorized shares; 2,354,774 and 2,343,213 shares issued and outstanding as of December 31, 2013 and 2012, respectively	24	23
Additional paid-in capital	12,855	4,993
Accumulated deficit	(5,339)	(46)

Total stockholders’ equity	7,540	4,970
Noncontrolling interest in consolidated affiliate	785,427	99,911
Total equity	792,967	104,881

Total liabilities and equity	$1,405,104	$105,815

The following tables set forth consolidating financial information which should be considered in addition to, and not as a substitute for, our consolidated financial statements presented in accordance with U.S. GAAP:

Altisource Asset Management Corporation

Consolidating Statement of Operations

Year ended December 31, 2013

($ thousands)

	Residential (GAAP)	NewSource stand-alone (non-GAAP)	AAMC stand- alone (non-GAAP)	Consolidating entries	AAMC consolidated (GAAP)
Revenues and net gain on investments:
Rental revenues	$36	$—	$—	$—	$36
Net unrealized gain on mortgage loans	61,092	—	—	—	61,092
Net realized gain on mortgage loans	10,482	—	—	—	10,482
Incentive management fee	—	—	4,880	(4,880)	—
Expense reimbursements	—	—	5,411	(5,411)	—

Total revenues	71,610	—	10,291	(10,291)	71,610
Expenses:
Residential rental property operating expenses	767	—	—	—	767
Real estate depreciation and amortization	25	—	—	—	25
Mortgage loan servicing costs	10,418	—	—	—	10,418
Interest expense	4,568	—	—	—	4,568
General and administrative	4,392	77	13,980	—	18,449
Related party general and administrative	12,531	—	1,527	(10,291)	3,767

Total expenses	32,701	77	15,507	(10,291)	37,994
Other income	687	—	—	—	687

Net income (loss)	39,596	(77)	(5,216)	—	34,303

Net income attributable to noncontrolling interest in consolidated affiliate	—	—	—	(39,596)	(39,596)

Net income (loss) attributable to common stockholders	$39,596	$(77)	$(5,216)	$(39,596)	$(5,293)

Altisource Asset Management Corporation

Consolidating Statement of Operations

Three months ended December 31, 2013

($ in thousands)

	Residential (GAAP)	NewSource stand-alone (non-GAAP)	AAMC stand-alone (non-GAAP)	Consolidating entries	AAMC consolidated (GAAP)
Revenues and net gain on investments:
Rental revenues	$30	$—	$—	$—	$30
Net unrealized gain on mortgage loans	35,129	—	—	—	35,129
Net realized gain on mortgage loans	6,467	—	—	—	6,467
Incentive management fee	—	—	1,509	(1,509)	—
Expense reimbursements	—	—	5,360	(5,360)	—

Total revenues	41,626	—	6,869	(6,869)	41,626
Expenses:
Residential rental property operating expenses	492	—	—	—	492
Real estate depreciation and amortization	21	—	—	—	21
Mortgage loan servicing costs	6,630	—	—	—	6,630
Interest expense	3,405	—	—	—	3,405
General and administrative	1,702	77	5,662	—	7,441
Related party general and administrative	8,057	—	1,527	(6,869)	2,715

Total expenses	20,307	77	7,189	(6,869)	20,704
Other income	325	—	—	—	325

Net income (loss)	21,644	(77)	(320)	—	21,247
Net income attributable to noncontrolling interest in consolidated affiliate	—	—	—	(21,644)	(21,644)

Net income (loss) attributable to common stockholders	$21,644	$(77)	$(320)	$(21,644)	$(397)

Altisource Asset Management Corporation

Consolidating Balance Sheet

December 31, 2013

($ thousands)

	Residential	NewSource stand-alone	AAMC stand-alone	Consolidating	AAMC consolidated
	(GAAP)	(non-GAAP)	(non-GAAP)	entries	(GAAP)
Assets:
Real estate assets, net:
Land	$478	$—	$—	$—	$478
Rental residential properties, net	3,092	—	—	—	3,092
Real estate owned	32,332	—	—	—	32,332

	35,902	—	—	—	35,902
Real estate assets held for sale	1,186	—	—	—	1,186
Mortgage loans	1,207,163	—	—	—	1,207,163
Cash and cash equivalents	115,988	19,923	4,089	—	140,000
Restricted cash	5,878	—	—	—	5,878
Accounts receivable	1,428	—	—	—	1,428
Related party receivables	9,260	—	4,486	(4,486)	9,260
Investment in affiliate	18,000	—	2,000	(20,000)	—
Deferred leasing and financing costs, net	2,293	—	—	—	2,293
Prepaid expenses and other assets	1,542	—	452	—	1,994

Total assets	1,398,640	19,923	11,027	(24,486)	1,405,104

Liabilities:
Repurchase agreement	602,382	—	—	—	602,382
Accounts payable and accrued liabilities	4,952	—	1,920	—	6,872

Related party payables	5,879	—	1,490	(4,486)	2,883

Total liabilities	613,213	—	3,410	(4,486)	612,137
Commitments and contingencies
Equity:
Common stock	423	—	24	(423)	24
Additional paid-in capital	758,584	20,000	12,855	(778,584)	12,855
Retained earnings (accumulated deficit)	26,420	(77)	(5,262)	(26,420)	(5,339)

Total stockholders’ equity	785,427	19,923	7,617	(805,427)	7,540
Noncontrolling interest in consolidated affiliate	—	—	—	785,427	785,427

Total equity	785,427	19,923	7,617	(20,000)	792,967

Total liabilities and equity	$1,398,640	$19,923	$11,027	$(24,486)	$1,405,104

Altisource Asset Management Corporation

Consolidating Balance Sheet

December 31, 2012

(Unaudited, in thousands)

	Residential	AAMC Stand-alone	Consolidating	AAMC Consolidated
	(GAAP)	(Non-GAAP)	Entries	(GAAP)
Assets:
Cash and cash equivalents	$100,005	$5,009	$—	$105,014
Related party receivables	—	410	(49)	361
Prepaid expenses and other assets	6	434	—	440

Total assets	100,011	5,853	(49)	105,815

Liabilities:
Accounts payable and accrued liabilities	46	360	—	406

Related party payables	54	523	(49)	528

Total liabilities	100	883	(49)	934
Commitments and contingencies
Equity:
Common stock	78	23	(78)	23
Additional paid-in capital	99,922	4,993	(99,922)	4,993
Deficit accumulated during the development stage	(89)	(46)	89	(46)

Total stockholders’ equity	99,911	4,970	(99,911)	4,970
Noncontrolling interest in consolidated affiliate	—	—	99,911	99,911

Total equity	99,911	4,970	—	104,881

Total liabilities and equity	$100,011	$5,853	$(49)	$105,815